UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2008

ROLLINS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 22, 2008, at the Annual Meeting of Stockholders of Rollins, Inc., the stockholders approved the following compensation plans:

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The Company’s Performance-Based Incentive Cash Compensation Plan (the “2008 Incentive Compensation Plan”). The 2008 Incentive Compensation Plan is summarized in the Company’s proxy statement dated March 17, 2008 (the “Proxy Statement”), and is not a written plan. A summary of the material terms of the 2008 Incentive Compensation Plan and the forms of award agreements under the 2008 Incentive Compensation Plan are attached to this Current Report as Exhibits 10(a) and 10(b), respectively.

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The 2008 Stock Incentive Plan. The 2008 Stock Incentive Plan authorizes the Compensation Committee of the Board of Directors of the Company to grant to directors, officers and other key employees stock options and other equity compensation as more fully described and summarized in the Company’s Proxy Statement. The 2008 Stock Incentive Plan is filed with this Current Report as Exhibit 10(c).

The form of Restricted Stock Grant Agreement pursuant to which the Company may grant awards of restricted stock under the 2008 Stock Incentive Plan is attached hereto as Exhibit 10(d). The form of Restricted Stock Grant Agreement provides for the grant of restricted stock, the terms for vesting of that stock, the terms for dividends and voting rights with respect to that stock, and other terms and conditions relevant to an award of restricted stock under the 2008 Stock Incentive Plan.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10(a)	Written description of Rollins, Inc. Performance-Based Incentive Cash Compensation Plan.
10(b)	Forms of Award Agreements under the 2008 Cash Incentive Plan
10(c)	2008 Stock Incentive Plan (incorporated herein by reference to Exhibit A of the March 17, 2008 Proxy Statement for the Annual Meeting of Stockholders held on April 22, 2008).
10(d)	Form of Restricted Stock Grant Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: April 28, 2008	By:	/s/Harry J. Cynkus
	Name:	Harry J. Cynkus
	Title:	Chief Financial Officer and Treasurer